EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement of Center Trust, Inc. on Form S-8 of our report dated March 26, 2002 appearing in the Annual Report on Form 10-K and Form 10-K/A of Center Trust, Inc. for the year ended December 31, 2001.

DELOITTE & TOUCHE LLP

July 3, 2002